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                                                                    Exhibit 21.1

                   SUBSIDIARIES OF CCS MEDICAL HOLDINGS, INC.

           Name of Subsidiary             State of Incorporation
           ------------------             ----------------------
CCS Acquisition Holding-Sub Corporation          Delaware
CCS Medical, Inc.                                Delaware
MPTC Holdings, Inc.                              Florida
MP TotalCare, Inc.                               Florida
MP TotalCare Supply, Inc.                          Ohio
TotalCare Wholesale, Inc.                        Florida
MP TotalCare Services, Inc.                      Colorado
Medical Holdings, Inc.                           Delaware
MP TotalCare Medical, Inc.                       Georgia
Medship Direct, Inc.                             Georgia
Chronic Care Solutions, Inc.                     Delaware
Sanvita, Inc.                                    Florida
DEGC Enterprises (U.S.), Inc.                    Florida
KeyMed, Inc.                                     Florida
Secure Care Medical, Inc.                        Georgia
Medical Express Depot, Inc.                    Pennsylvania